UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2007

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 3, 2007, the Board of Directors of Lufkin Industries, Inc. amended and restated Article VII of our Restated Bylaws (as amended and restated, the “Bylaws”) in order to comply with changes to Rule 4350 of the Nasdaq Global Market (“Nasdaq”) Marketplace Rules. Under the rules of Nasdaq, on or before January 1, 2008, all securities listed on Nasdaq, such as the Company’s common stock, must be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1943, as amended. A Direct Registration Program permits a shareholder’s ownership to be recorded and maintained in the books of the issuer or the issuer’s transfer agent without the issuance of a physical stock certificate. Neither the new Nasdaq rules nor this amendment to our Bylaws require the Company to eliminate physical stock certificates. The Board of Directors also amended and restated Article IX, Section 1(E) of the Bylaws to change the reference from the Texas Business Corporation Act to the Texas Business Organizations Code.

No other changes were made to the Bylaws. The foregoing description of this item is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended, which are filed as Exhibit 3.1 to this report.

The Amended and Restated Bylaws are effective as of October 3, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Bylaws of Lufkin Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

Date: October 8, 2007	/s/ R. D. Leslie
R.D. Leslie
Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Bylaws of Lufkin Industries, Inc.